UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2014 (September 26, 2014)

CM Finance Inc

(Exact name of registrant as specified in its charter)

Maryland	1-36300	46-2883380
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Lexington Avenue, 26th Floor

New York, New York

10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 257-5199

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 26, 2014, we amended our existing financing facility (as amended “the Amended Financing Facility”) with UBS AG, London Branch (together with its affiliates “UBS”). The Amended Financing Facility includes amendments to the Company’s term financing facility (“Term Financing”) and the Company’s revolving financing facility (“Revolving Financing”) with UBS.

Pursuant to the Amended Financing Facility, we and/or our wholly owned subsidiary, CM SPV Ltd. (“CM SPV”), as applicable, entered into the following agreements: (i) an Amended and Restated Revolving Credit Note Agreement by and among CM Finance Inc (the “Company”), CM SPV, UBS, and State Street Bank and Trust Company (“State Street” as Revolving Credit Note Agent and Trustee); (ii) a Second Amended and Restated Indenture between CM SPV and State Street; (iii) a Second Amendment Agreement to 2002 ISDA Master Agreement between the Company and UBS AG (“UBS”); (iv) a Second Amendment Agreement to the Second Amended and Restated Indenture between CM SPV and State Street; (v) a Second Omnibus Amendment Agreement between CM SPV, CM Investment Partners LLC and State Street; (vi) an Amended Total Return Swap Confirmation Letter Agreement between UBS and the Company; and (vii) a Second Amended Total Return Swap Confirmation Letter Agreement between UBS and the Company.

Pursuant to the Amended Financing Facility, the maximum permissible portion of second lien loans in the collateral pool was increased to 60%, from 50%. The Term Financing was amended to, among other things (i) increase the facility amount from $76.5 million to $102.0 million, (ii) extend the final maturity by 18 months to December 2017, (iii) reduce the interest rate to LIBOR plus 2.75%, and (iv) obligate us to pay additional fees in the amount of $826,000 over the remaining term. The Revolving Financing was amended to, among other things, (i) increase the advance rate to 50% from 40%, (ii) extend the final maturity by one year to December 2016, (iii) amend the interest rate to 2.00%, and (iv) obligate us to pay additional fees in the amount of $1.3 million over the remaining term.

The description above is only a summary of the material provisions of the Amended Financing Facility and is qualified in its entirety by reference to the agreements attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, and 10.7 to this current report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Revolving Credit Note Agreement by and among CM Finance Inc., CM SPV Ltd., UBS AG, and State Street Bank and Trust Company

10.2	Second Amended and Restated Indenture between CM SPV Ltd. and State Street Bank and Trust Company

10.3	Second Amendment Agreement to 2002 ISDA Master Agreement between CM Finance Inc. and UBS AG

10.4	Second Amendment Agreement to the Second Amended and Restated Indenture between CM SPV Ltd. and State Street Bank and Trust Company

10.5	Second Omnibus Amendment Agreement between CM SPV Ltd., CM Investment Partners LLC and State Street Bank and Trust Company

10.6	Amended Total Return Swap Confirmation Letter Agreement between UBS AG and CM Finance Inc

10.7	Second Amended Total Return Swap Confirmation Letter Agreement between UBS AG and CM Finance Inc

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2014	CM FINANCE INC

	By:	/s/ Jai Agarwal
		Name:	Jai Agarwal
		Title:	Chief Financial Officer